Exhibit 1.2

ALTRIA GROUP, INC.

(the “Company”)

Debt Securities

TERMS AGREEMENT

February 1, 2021

ALTRIA GROUP, INC.

PHILIP MORRIS USA INC.

6601 West Broad Street

Richmond, Virginia 23230

Attention:	Daniel J. Bryant

Vice President and Treasurer

Dear Ladies and Gentlemen:

On behalf of the several Underwriters named in Schedule A hereto and for their respective accounts, we offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement relating to Debt Securities and Warrants to Purchase Debt Securities dated as of November 4, 2008 in connection with Altria Group, Inc.’s and Philip Morris USA Inc.’s registration statement on Form S-3 (No. 333-249743) and which is incorporated herein by reference (the “Underwriting Agreement”), the following securities (“Securities”) on the following terms:

Debt Securities

Title:

2.450% Notes due 2032 (the “2032 Notes”), 3.400% Notes due 2041 (the “2041 Notes”), 3.700% Notes due 2051 (the “2051 Notes”) and 4.000% Notes due 2061 (the “2061 Notes” and, together with the 2032 Notes, the 2041 Notes and the 2051 Notes, the “Notes”).

Principal Amount:

In the case of the 2032 Notes, $1,750,000,000.

In the case of the 2041 Notes, $1,500,000,000.

In the case of the 2051 Notes, $1,250,000,000.

In the case of the 2061 Notes, $1,000,000,000.

Interest Rate:

In the case of the 2032 Notes, 2.450% per annum from February 4, 2021, payable semi-annually in arrears on February 4 and August 4, commencing August 4, 2021, to holders of record on the preceding January 18 or July 18, as the case may be.

In the case of the 2041 Notes, 3.400% per annum from February 4, 2021, payable semi-annually in arrears on February 4 and August 4, commencing August 4, 2021, to holders of record on the preceding January 18 or July 18, as the case may be.

In the case of the 2051 Notes, 3.700% per annum from February 4, 2021, payable semi-annually in arrears on February 4 and August 4, commencing August 4, 2021, to holders of record on the preceding January 18 or July 18, as the case may be.

In the case of the 2061 Notes, 4.000% per annum from February 4, 2021, payable semi-annually in arrears on February 4 and August 4, commencing August 4, 2021, to holders of record on the preceding January 18 or July 18, as the case may be.

Maturity:

In the case of the 2032 Notes, February 4, 2032.

In the case of the 2041 Notes, February 4, 2041.

In the case of the 2051 Notes, February 4, 2051.

In the case of the 2061 Notes, February 4, 2061.

Currency of Denomination:

United States Dollars ($).

Currency of Payment:

United States Dollars ($).

Form and Denomination:

Book-entry form only represented by one or more global securities deposited with The Depository Trust Company, including its participants, Clearstream Banking, société anonyme (“Clearstream”), or Euroclear Bank SA/NV (“Euroclear”), or their respective designated custodian, as the case may be, in denominations of $2,000 and $1,000 integral multiples thereof.

Change of Control:

Upon the occurrence of both (i) a change of control of the Company and (ii) the Notes ceasing to be rated investment grade by each of Moody’s Investors Service, Inc., Standard & Poor’s Financial Services LLC, a division of S&P Global Inc., and Fitch

Ratings Inc. within a specified period, the Company will be required to make an offer to purchase the Notes of each series at a price equal to 101% of the aggregate principal amount of the Notes of such series, plus accrued and unpaid interest to the date of repurchase as and to the extent set forth under the caption “Description of Notes—Repurchase Upon Change of Control Triggering Event” in the prospectus supplement.

Conversion Provisions:

None.

Optional Tax Redemption:

The Company may redeem all, but not part, of the Notes of each series upon the occurrence of specified tax events described under the caption “Description of Notes—Redemption for Tax Reasons” in the prospectus supplement.

Optional Redemption:

Prior to November 4, 2031 (the date that is three months prior to the scheduled maturity date for the 2032 Notes), the Company may, at its option, redeem the 2032 Notes, in whole at any time or in part from time to time, at a redemption price equal to the greater of 100% of the principal amount of the 2032 Notes to be redeemed or a “make-whole” amount, plus in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

On or after November 4, 2031 (the date that is three months prior to the scheduled maturity date for the 2032 Notes), the Company may, at its option, redeem the 2032 Notes, in whole at any time or in part from time to time at a redemption price equal to 100% of the principal amount of the 2032 Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

Prior to August 4, 2040 (the date that is six months prior to the scheduled maturity date for the 2041 Notes), the Company may, at its option, redeem the 2041 Notes, in whole at any time or in part from time to time, at a redemption price equal to the greater of 100% of the principal amount of the 2041 Notes to be redeemed or a “make-whole” amount, plus in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

On or after August 4, 2040 (the date that is six months prior to the scheduled maturity date for the 2041 Notes), the Company may, at its option, redeem the 2041 Notes, in whole at any time or in part from time to time at a redemption price equal to 100% of the principal amount of the 2041 Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

Prior to August 4, 2050 (the date that is six months prior to the scheduled maturity date for the 2051 Notes), the Company may, at its option, redeem the 2051 Notes, in whole at any time or in part from time to time, at a redemption price equal to the greater of 100% of the principal amount of the 2051 Notes to be redeemed or a “make-whole” amount, plus in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

On or after August 4, 2050 (the date that is six months prior to the scheduled maturity date for the 2051 Notes), the Company may, at its option, redeem the 2051 Notes, in whole at any time or in part from time to time at a redemption price equal to 100% of the principal amount of the 2051 Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

Prior to August 4, 2060 (the date that is six months prior to the scheduled maturity date for the 2061 Notes), the Company may, at its option, redeem the 2061 Notes, in whole at any time or in part from time to time, at a redemption price equal to the greater of 100% of the principal amount of the 2061 Notes to be redeemed or a “make-whole” amount, plus in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

On or after August 4, 2060 (the date that is six months prior to the scheduled maturity date for the 2061 Notes), the Company may, at its option, redeem the 2061 Notes, in whole at any time or in part from time to time at a redemption price equal to 100% of the principal amount of the 2061 Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

Notice of any redemption will be mailed at least 15 days but not more than 45 days before the redemption date to each holder of Notes to be redeemed. If money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed is deposited with the Trustee on or before the redemption date, on and after the redemption date interest will cease to accrue on the Notes (or such portions thereof) called for redemption and such Notes will cease to be outstanding.

Sinking Fund:

None.

Guarantor:

Philip Morris USA Inc.

In addition to the Events of Default set forth in the Indenture, dated as of November 4, 2008 (the “Indenture”) among the Company, the Guarantor and Deutsche Bank Trust Company Americas, as and to the extent set forth under the caption “Description of

Notes—Subsidiary Guarantee” in the prospectus supplement, each of the following will constitute an Event of Default (within the meaning of the Indenture) with respect to the Notes: (i) the Guarantor or a court takes certain actions relating to bankruptcy, insolvency or reorganization of the Guarantor and (ii) the Guarantor’s guarantee with respect to the Notes is determined to be unenforceable or invalid or for any reason ceases to be in full force and effect as permitted by the Indenture of the Guarantee Agreement, or the Guarantor repudiates its obligations under such guarantee.

Listing:

None.

Delayed Delivery Contracts:

None.

Payment of Additional Amounts:

In addition, the Company shall pay Additional Amounts to holders as and to the extent set forth under the caption “Description of Notes—Payment of Additional Amounts” in the prospectus supplement.

Purchase Price:

In the case of the 2032 Notes, 99.245% of the principal amount, plus accrued interest, if any, from February 4, 2021.

In the case of the 2041 Notes, 98.661% of the principal amount, plus accrued interest, if any, from February 4, 2021.

In the case of the 2051 Notes, 98.390% of the principal amount, plus accrued interest, if any, from February 4, 2021.

In the case of the 2061 Notes, 98.190% of the principal amount, plus accrued interest, if any, from February 4, 2021.

Expected Reoffering Price:

In the case of the 2032 Notes, 99.895% of the principal amount, plus accrued interest, if any, from February 4, 2021.

In the case of the 2041 Notes, 99.411% of the principal amount, plus accrued interest, if any, from February 4, 2021.

In the case of the 2051 Notes, 99.265% of the principal amount, plus accrued interest, if any, from February 4, 2021.

In the case of the 2061 Notes, 99.190% of the principal amount, plus accrued interest, if any, from February 4, 2021

Names and Addresses of the Representatives of the Several Underwriters:

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Attention: IB-Legal

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Attention: Debt Capital Markets Syndicate

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

Attention: Debt Capital Markets Syndicate

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Attention: Investment Banking Division

The respective principal amounts of the Securities to be severally purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

Except as set forth below, the provisions of the Underwriting Agreement are incorporated herein by reference and the following provisions are hereby added thereto and made a part thereof:

1. For purposes of the Underwriting Agreement, the “Applicable Time” is 5:35 p.m. New York City time, on the date of this Terms Agreement.

2. Subsection (i) of Section 2 of the Underwriting Agreement is hereby amended as follows:

“(i) There are no pending or to the Company’s knowledge, threatened, actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that are required to be disclosed in the Pricing Prospectus and the Prospectus that are not so disclosed. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator against the Company, any of its subsidiaries or any of their respective properties or, to the knowledge of the Company, Cronos Group Inc. (“Cronos”) or any of its properties with respect to the Controlled Substances Act of the United States, 21 U.S.C. § 801 et seq. (the “Controlled Substances Act”), the Civil Asset Forfeiture Reform Act of 2000 (18 U.S.C. Sections 983 et seq.) (the “Civil Asset Forfeiture Reform Act”) or any related applicable Money Laundering Laws (as defined below) (in each case, solely as it relates to an alleged violation of the Controlled Substances Act) is pending or, to the knowledge of the Company, threatened.”

3. Subsection (t) of Section 2 of the Underwriting Agreement is hereby added as follows:

“(t) Each of the Company and its subsidiaries and, to the knowledge of the Company, Cronos are in compliance with the Controlled Substances Act and the Civil Asset Forfeiture Reform Act (as it relates to the Controlled Substances Act) and all related applicable Money Laundering Laws, in each case, to the extent noncompliance with such laws and regulations would materially adversely affect the financial condition or operations of the Company, its subsidiaries and Cronos taken as a whole. The Company shall not, and shall cause its subsidiaries to not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, for any business purposes or other activity that is in contravention of the Controlled Substances Act and the Civil Asset Forfeiture Reform Act (as it relates to the Controlled Substances Act) and all related applicable Money Laundering Laws.”

4. For purposes of Section 5(d)(xi) of the Underwriting Agreement, the descriptions of contracts and other documents referred to in such counsel’s opinion shall include, but not be limited to, the information appearing under the captions “The Company,” “Description of Debt Securities,” “Description of Guarantees of Debt Securities,” “Description of Notes,” and “Underwriting (Conflicts of Interest)” in the prospectus supplement.

5. For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Company and Philip Morris USA Inc. by the Underwriters for use in the prospectus supplement consists of the following information: the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting (Conflicts of Interest)” in the prospectus supplement and the information contained in the sixth, seventh, eighth, tenth, thirteenth and fourteenth paragraphs under the caption “Underwriting (Conflicts of Interest)” in the prospectus supplement.

6. Section 13 of the Underwriting Agreement is hereby amended as follows:

“13. Counterparts. The Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to the Terms Agreement or any document to be signed in connection with the Terms Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.”

7. Section 14 of the Underwriting Agreement is hereby added as follows:

“14. Recognition of the U.S. Special Resolution Regimes

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 14:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.”

8. Notwithstanding and to the exclusion of any other term of this agreement, the Underwriting Agreement or any other agreements, arrangements, or understanding between the Underwriters and the Company, each party acknowledges and accepts that a BRRD Liability arising under this agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Underwriters to the Company under this agreement and the Underwriting Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Underwriters or another person, and the issue to or conferral on the Company of such shares, securities or obligations;

(iii) the cancellation of the BRRD Liability; and

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of this agreement and the Underwriting Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

(c) As used in this Section 8,

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

“BRRD Liability” means a liability in respect of which the relevant Write-down and Conversion Powers in the applicable Bail-in Legislation may be exercised;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499; and

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Underwriters.

(d) For the avoidance of doubt, to the extent an Underwriter’s obligation to purchase Securities hereunder constitutes a BRRD Liability and such Underwriter does not, on the Closing Date, purchase the full amount of the Notes that it has agreed to purchase hereunder due to the exercise by the Relevant Resolution Authority of its powers under the relevant Bail-in Legislation with respect to such BRRD Liability, such

Underwriter shall be deemed, for all purposes of Section 7 of the Underwriting Agreement, to have defaulted on its obligation to purchase such Notes that it has agreed to purchase hereunder but has not purchased, and Section 7 of the Underwriting Agreement shall remain in full force and effect with respect to the obligations of the other Underwriters.

9. Notwithstanding and to the exclusion of any other term of this agreement, the Underwriting Agreement or any other agreements, arrangements, or understanding between the Underwriters and the Company, each party acknowledges and accepts that a UK Bail-in Liability arising under this agreement may be subject to the exercise of UK Bail-in Powers by the Relevant UK Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of UK Bail-in Powers by the Relevant UK Resolution Authority in relation to any UK Bail-in Liability of the Underwriters to the Company under this agreement and the Underwriting Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the Underwriters or another person, and the issue to or conferral on the Company of such shares, securities or obligations;

(iii) the cancellation of the UK Bail-in Liability; and

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of this agreement and the Underwriting Agreement, as deemed necessary by the Relevant UK Resolution Authority, to give effect to the exercise of UK Bail-in Powers by the Relevant UK Resolution Authority.

(c) As used in this Section 9,

“Relevant UK Resolution Authority” means the resolution authority with the ability to exercise any UK Bail-in Powers in relation to the Underwriters.

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings);

“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised;

“UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

(d) For the avoidance of doubt, to the extent an Underwriter’s obligation to purchase Securities hereunder constitutes a UK Bail-in Liability and such Underwriter does not, on the Closing Date, purchase the full amount of the Notes that it has agreed to purchase hereunder due to the exercise by the Relevant UK Resolution Authority of its powers under the relevant UK Bail-in Legislation with respect to such UK Bail-in Liability, such Underwriter shall be deemed, for all purposes of Section 7 of the Underwriting Agreement, to have defaulted on its obligation to purchase such Notes that it has agreed to purchase hereunder but has not purchased, and Section 7 of the Underwriting Agreement shall remain in full force and effect with respect to the obligations of the other Underwriters.

The Closing will take place at 9:00 a.m., New York City time, on February 4, 2021, at the offices of Hunton Andrews Kurth LLP, 200 Park Avenue, New York, New York 10166 (unless another location shall be agreed to by the Company and the Underwriters).

The Securities will be made available for checking and packaging at the offices of Hunton Andrews Kurth LLP, 200 Park Avenue, New York, New York 10166 (unless another location shall be agreed to by the Company and the Underwriters) at least 24 hours prior to the Closing Date.

[remainder of page intentionally left blank]

Please signify your acceptance by signing the enclosed response to us in the space provided and returning it to us.

Very truly yours,

Acting as Representatives of the several Underwriters

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Conor Stransky
Name:	Conor Stransky
Title:	Managing Director

[Signature Page to Terms Agreement]

DEUTSCHE BANK SECURITIES INC.

By:	/s/ John Han
Name:	Jon Han
Title:	Managing Director

By:	/s/ Ryan E. Montgomery
Name:	Ryan E. Montgomery
Title:	Managing Director

[Signature Page to Terms Agreement]

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Sylz
Name:	Yurij Sylz
Title:	Executive Director

[Signature Page to Terms Agreement]

MIZUHO SECURITIES USA LLC

By:	/s/ Joseph Santaniello
Name:	Joseph Santaniello
Title:	Vice President

[Signature Page to Terms Agreement]

Accepted:

ALTRIA GROUP, INC.

By:	/s/ Daniel J. Bryant
Name:	Daniel J. Bryant
Title:	Vice President and Treasurer

PHILIP MORRIS USA INC.

By:	/s/ Neil A. Simmons
Name:	Neil A. Simmons
Title:	Chief Financial Officer and Treasurer

[Signature Page to Terms Agreement]

SCHEDULE A

DEBT SECURITIES

	Principal Amount of
Underwriter	2.450% Notes due 2032	3.400% Notes due 2041	3.700% Notes due 2051	4.000% Notes due 2061
Credit Suisse Securities (USA) LLC	$297,500,000	$255,000,000	$212,500,000	$170,000,000
Deutsche Bank Securities Inc.	$297,500,000	$255,000,000	$212,500,000	$170,000,000
Morgan Stanley & Co. LLC	$297,500,000	$255,000,000	$212,500,000	$170,000,000
Mizuho Securities USA LLC	$227,500,000	$195,000,000	$162,500,000	$130,000,000
Barclays Capital Inc.	$70,000,000	$60,000,000	$50,000,000	$40,000,000
Citigroup Global Markets Inc.	$70,000,000	$60,000,000	$50,000,000	$40,000,000
Goldman Sachs & Co. LLC	$70,000,000	$60,000,000	$50,000,000	$40,000,000
J.P. Morgan Securities LLC	$70,000,000	$60,000,000	$50,000,000	$40,000,000
Santander Investment Securities Inc.	$70,000,000	$60,000,000	$50,000,000	$40,000,000
Scotia Capital (USA) Inc.	$70,000,000	$60,000,000	$50,000,000	$40,000,000
U.S. Bancorp Investments, Inc.	$70,000,000	$60,000,000	$50,000,000	$40,000,000
Wells Fargo Securities, LLC	$70,000,000	$60,000,000	$50,000,000	$40,000,000
Intesa Sanpaolo S.p.A.	$38,500,000	$33,000,000	$27,500,000	$22,000,000
PNC Capital Markets LLC	$21,000,000	$18,000,000	$15,000,000	$12,000,000
Academy Securities, Inc.	$3,500,000	$3,000,000	$2,500,000	$2,000,000
Loop Capital Markets LLC	$3,500,000	$3,000,000	$2,500,000	$2,000,000
Siebert Williams Shank & Co., LLC	$3,500,000	$3,000,000	$2,500,000	$2,000,000
Total	$1,750,000,000	$1,500,000,000	$1,250,000,000	$1,000,000,000

SCHEDULE B

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package: None

(b)	Issuer Free Writing Prospectuses included in the Pricing Disclosure Package: Final Term Sheet, attached as Schedule C hereto

(c)	Additional Documents Incorporated by Reference: None

SCHEDULE C

Filed Pursuant to Rule 433

Registration No. 333-249743

FINAL TERM SHEET

Dated February 1, 2021

2.450% Notes due 2032

3.400% Notes due 2041

3.700% Notes due 2051

4.000% Notes due 2061

Issuer:	Altria Group, Inc.

Guarantor:	Philip Morris USA Inc.

Aggregate Principal Amount:	2032 Notes: $1,750,000,000 2041 Notes: $1,500,000,000 2051 Notes: $1,250,000,000 2061 Notes: $1,000,000,000

Maturity Date:	2032 Notes: February 4, 2032 2041 Notes: February 4, 2041 2051 Notes: February 4, 2051 2061 Notes: February 4, 2061

Coupon:	2032 Notes: 2.450% 2041 Notes: 3.400% 2051 Notes: 3.700% 2061 Notes: 4.000%

Interest Payment Dates:

2032 Notes: Semi-annually on February 4 and August 4, commencing August 4, 2021

2041 Notes: Semi-annually on February 4 and August 4, commencing August 4, 2021

2051 Notes: Semi-annually on February 4 and August 4, commencing August 4, 2021

2061 Notes: Semi-annually on February 4 and August 4, commencing August 4, 2021

Price to Public:	2032 Notes: 99.895% of principal amount 2041 Notes: 99.411% of principal amount 2051 Notes: 99.265% of principal amount 2061 Notes: 99.190% of principal amount

Benchmark Treasury:	2032 Notes: 0.875% UST due November 15, 2030 2041 Notes: 1.375% UST due November 15, 2040 2051 Notes: 1.375% UST due August 15, 2050 2061 Notes: 1.375% UST due August 15, 2050

Benchmark Treasury Yield:	2032 Notes: 1.081% 2041 Notes: 1.661% 2051 Notes: 1.861% 2061 Notes: 1.861%

Spread to Benchmark Treasury:	2032 Notes: +138 bps 2041 Notes: +178 bps 2051 Notes: +188 bps 2061 Notes: +218 bps

Yield to Maturity:	2032 Notes: 2.461% 2041 Notes: 3.441% 2051 Notes: 3.741% 2061 Notes: 4.041%

Optional Redemption:

2032 Notes: Make-whole call at T+20 bps prior to November 4, 2031; par call on or after November 4, 2031

2041 Notes: Make-whole call at T+25 bps prior to August 4, 2040; par call on or after August 4, 2040

2051 Notes: Make-whole call at T+30 bps prior to August 4, 2050; par call on or after August 4, 2050

2061 Notes: Make-whole call at T+35 bps prior to August 4, 2060; par call on or after August 4, 2060

Trade Date:	February 1, 2021

Settlement Date (T+3):	February 4, 2021. It is expected that delivery of each series of Notes will be made against payment therefor on or about February 4, 2021, which is the third business day following the date hereof (such settlement cycle being referred to as “T+3”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the second business day before delivery thereof will be required, by virtue of the fact that the Notes will initially settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

CUSIP / ISIN:	2032 Notes:CUSIP: 02209S BL6 ISIN: US02209SBL60 2041 Notes:CUSIP: 02209S BM4 ISIN: US02209SBM44 2051 Notes:CUSIP: 02209S BN2 ISIN: US02209SBN27 2061 Notes:CUSIP: 02209S BP7 ISIN: US02209SBP74

Listing:	None.

Joint Book-Running Managers:	Credit Suisse Securities (USA) LLC Deutsche Bank Securities Inc. Morgan Stanley & Co. LLC Mizuho Securities USA LLC

Senior Co-Managers:

Barclays Capital Inc.

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Santander Investment Securities Inc.

Scotia Capital (USA) Inc.

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

Co-Managers:	Intesa Sanpaolo S.p.A. PNC Capital Markets LLC Academy Securities, Inc. Loop Capital Markets LLC Siebert Williams Shank & Co., LLC

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement each with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, that preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement upon your request by calling Credit Suisse Securities (USA) LLC toll free at 1-800-221-1037; Deutsche Bank Securities Inc. toll free at 1-800-503-4611; Morgan Stanley & Co. LLC toll free at 1-866-718-1649; or Mizuho Securities USA LLC toll free at 1-866-271-7403.